Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest® Announces First Quarter 2018  Results

•

First quarter 2018 revenue of $700.0 million, and net income of $10.0 million, or $0.37 per diluted share, include the impact of the Tax Reform Act[1].  On a non-GAAP[2] basis, first quarter 2018 net income was $7.8 million, or $0.29 per diluted share.

•	Improved first quarter Asset-Based revenue and operating income associated with yield management initiatives.
•	Increased Asset-Light revenue and operating income reflecting strong market demand.

FORT SMITH, Arkansas, May 10, 2018 — ArcBest® (Nasdaq: ARCB) today reported first quarter 2018 revenue of $700.0 million compared to first quarter 2017 revenue of $651.1 million.  First quarter 2018 operating income was $12.7 million compared to an operating loss of $9.9 million last year.  Net income was $10.0 million, or $0.37 per diluted share compared to a first quarter 2017 net loss of $7.4 million, or $0.29 per diluted share.  Due to the lower corporate tax rate under the Tax Reform Act, first quarter 2018 net income reflects the impact of a $2.6 million reduction of income tax liabilities related to deferred income taxes established under GAAP. While GAAP requires the recognition of the Tax Reform Act impact on deferred taxes, the realization of those benefits is spread over many future years.

Excluding certain items in both periods, as identified in the attached reconciliation tables, non-GAAP net income was $7.8 million, or $0.29 per diluted share, in first quarter 2018 compared to a first quarter 2017 net loss of $5.9 million, or $0.22 per diluted share. On a non-GAAP basis, operating income was $13.1 million in first quarter 2018 compared to a first quarter 2017 operating loss of $8.3 million.

“Strong market demand for our supply chain solutions and purposeful yield management contributed to our positive first quarter results,” said Chairman, President & CEO Judy McReynolds. ”We are pleased that customers are finding value in our enhanced market approach and are utilizing us as a trusted partner for more of their logistics needs.”

1.	Tax Cuts and Jobs Act of 2017
2.	U.S. Generally Accepted Accounting Principles

Asset-Based

Results of Operations

First Quarter 2018 Versus First Quarter 2017

•	Revenue of $482.1 million compared to $464.4 million, a per-day increase of 4.6 percent.
•	Tonnage per day decrease of 3.7 percent.
•	Shipments per day decrease 9.4 percent.
•

Total billed revenue per hundredweight increased 8.9 percent and was positively impacted by Asset-Based pricing initiatives and higher fuel surcharges.  Excluding fuel surcharge, the percentage increase on ArcBest’s Asset-Based LTL freight was in the high-single digits.

•	Operating income of $13.4 million and an operating ratio of 97.2 percent compared to an operating loss of $8.3 million and an operating ratio of 101.8 percent.

Yield management initiatives implemented throughout the last year continued to positively impact the Asset-Based business as significant improvements in revenue per hundredweight contributed to a better freight revenue mix and first quarter profitability.  As general economic trends improved, ArcBest’s Asset-Based business benefitted from increases in weight per shipment while actions to improve overall pricing resulted in significant increases in revenue per shipment.  As seen in recent quarters, tonnage and shipment totals were below prior year levels, primarily related to the emphasis on improving account yields.  In response to the lower shipment levels in the Asset-Based network, strict cost management and reductions in city cartage and city equipment rentals contributed to improved shipment profitability.  Reductions in nonunion healthcare costs were another factor positively impacting first quarter Asset-Based financial results.

Asset-Light‡

Results of Operations

First Quarter 2018 Versus First Quarter 2017

•	Revenue of $229.7 million compared to $193.1 million.
•	Operating income of $4.7 million compared to operating income of $2.1 million. On a non-GAAP basis, operating income of $4.7 million compared to $2.9 million.
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $8.4 million compared to Adjusted EBITDA of $6.5 million.

The increase in ArcBest’s Asset-Light first quarter revenue was the result of solid revenue per shipment growth associated with tight industry supply and strong customer demand.  The increase in Asset-Light revenue occurred despite reductions in daily shipments.  Net revenue margins were compressed versus the prior year period as rising carrier costs, resulting from tight capacity in the marketplace, exceeded the rates paid by the customers being served.  Although net revenue margins declined, an increase in net revenue dollars positively contributed to the improvement in Asset-Light operating income.  At FleetNet, increased event count combined with labor and cost control contributed to growth in both revenue and profitability versus last year’s first quarter.

Closing Comments

“As expected, tighter capacity in first quarter resulted from the new Electronic Logging Mandate and other factors, and general economic trends were favorable,” said McReynolds. “We expect these trends to continue in 2018. These positive developments, combined with ArcBest’s ability to offer full supply chain solutions, create a backdrop for us to push forward with many initiatives to continue improving our customer experience. In addition, we were pleased that a tentative contract agreement between ABF and the International Brotherhood of Teamsters was reached at the end of the first quarter, allowing our employees to continue focusing on exceeding customer needs.”

Conference Call

ArcBest will host a conference call with company executives to discuss the 2018 first quarter results. The call will be today, Thursday, May 10, at 5:00 p.m. ET (4:00 p.m. CT). Interested parties are invited to listen by calling (888) 225-2734. Following the call, a recorded playback will be available through the end of the day on June 15, 2018. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21887529. The conference call and playback can also be accessed, through June 15, 2018, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a logistics company with creative problem solvers who have The Skill and the Will® to deliver integrated logistics solutions.  At ArcBest, We'll Find a Way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  For more information, visit arcb.com.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended March 31, 2018 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; not achieving some or all of the expected financial and operating benefits of our corporate restructuring or incurring additional costs or operational inefficiencies as a result of the restructuring; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; competitive initiatives and pricing pressures; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; the cost, integration, and performance of any recent or future acquisitions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; governmental regulations; environmental laws and regulations, including emissions-control regulations; the loss or reduction of business from large customers; litigation or claims asserted against us; the cost, timing, and performance of growth initiatives; the loss of key employees or the inability to execute succession planning strategies; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; maintaining our intellectual property rights, brand, and corporate reputation; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business;  antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

NOTE

 ‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31
	2018	2017
	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$700,001	$651,088

OPERATING EXPENSES(1)	687,276	660,988

OPERATING INCOME (LOSS)(1)	12,725	(9,900)

OTHER INCOME (COSTS)
Interest and dividend income	526	274
Interest and other related financing costs	(2,059)	(1,315)
Other, net(1)	(2,201)	(1,706)
	(3,734)	(2,747)

INCOME (LOSS) BEFORE INCOME TAXES	8,991	(12,647)

INCOME TAX BENEFIT	(963)	(5,240)

NET INCOME (LOSS)	$9,954	$(7,407)

EARNINGS (LOSS) PER COMMON SHARE(2)
Basic	$0.39	$(0.29)
Diluted	$0.37	$(0.29)

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,642,871	25,684,475
Diluted	26,596,376	25,684,475

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08

1)

Effective January 1, 2018, the Company retrospectively adopted an amendment to ASC Topic 715, Compensation – Retirement Benefits, which requires changes to the financial statement presentation of certain components of net periodic benefit cost related to pension and other postretirement benefits accounted for under ASC Topic 715. As a result of adopting this amendment, the service cost component of net periodic benefit cost continues to be included in Operating Expenses, but the other components of net periodic benefit cost, including pension settlement expense, are presented in Other Income (Costs) for the three months ended March 31, 2018 and 2017.

2)

ArcBest uses the two-class method for calculating earnings per share. This method requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2018	2017
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$124,652	$120,772
Short-term investments	54,669	56,401
Accounts receivable, less allowances (2018 - $7,837; 2017 - $7,657)	289,366	279,074
Other accounts receivable, less allowances (2018 - $936; 2017 - $921)	19,262	19,491
Prepaid expenses	24,891	22,183
Prepaid and refundable income taxes	10,267	12,296
Other	9,029	12,132
TOTAL CURRENT ASSETS	532,136	522,349

PROPERTY, PLANT AND EQUIPMENT
Land and structures	338,346	344,224
Revenue equipment	790,685	793,523
Service, office, and other equipment	189,055	179,950
Software	132,088	129,589
Leasehold improvements	8,948	8,888
	1,459,122	1,456,174
Less allowances for depreciation and amortization	884,959	865,010
	574,163	591,164

GOODWILL	108,320	108,320
INTANGIBLE ASSETS, NET	72,336	73,469
DEFERRED INCOME TAXES	6,095	5,965
OTHER LONG-TERM ASSETS	65,033	64,374
	$1,358,083	$1,365,641

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$139,830	$129,099
Income taxes payable	93	324
Accrued expenses	202,656	211,237
Current portion of long-term debt	56,057	61,930
TOTAL CURRENT LIABILITIES	398,636	402,590

LONG-TERM DEBT, less current portion	196,425	206,989
PENSION AND POSTRETIREMENT LIABILITIES	36,984	39,827
OTHER LONG-TERM LIABILITIES	12,320	15,616
DEFERRED INCOME TAXES	48,244	49,157

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2018: 28,498,971 shares; 2017: 28,495,628 shares	285	285
Additional paid-in capital	321,265	319,436
Retained earnings	450,267	438,379
Treasury stock, at cost, 2018: 2,857,460 shares; 2017: 2,851,578 shares	(86,265)	(86,064)
Accumulated other comprehensive loss	(20,078)	(20,574)
TOTAL STOCKHOLDERS’ EQUITY	665,474	651,462
	$1,358,083	$1,365,641

Note:  The balance sheet at December 31, 2017 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31
	2018	2017
	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income (loss)	$9,954	$(7,407)
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	25,352	24,258
Amortization of intangibles	1,134	1,136
Pension settlement expense	654	1,957
Share-based compensation expense	1,870	1,731
Provision for losses on accounts receivable	445	442
Deferred income tax provision	(2,749)	(4,197)
Gain on sale of property and equipment	(221)	(613)
Changes in operating assets and liabilities:
Receivables	(10,260)	3,345
Prepaid expenses	(2,587)	(5,174)
Other assets	2,732	(3,357)
Income taxes	1,938	(1,205)
Accounts payable, accrued expenses, and other liabilities	3,513	(9,155)
NET CASH PROVIDED BY OPERATING ACTIVITIES	31,775	1,761

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(7,177)	(12,273)
Proceeds from sale of property and equipment	1,050	1,692
Purchases of short-term investments	(4,410)	(6,223)
Proceeds from sale of short-term investments	6,245	6,125
Capitalization of internally developed software	(2,164)	(2,440)
NET CASH USED IN INVESTING ACTIVITIES	(6,456)	(13,119)

FINANCING ACTIVITIES
Payments on long-term debt	(16,558)	(17,297)
Net change in book overdrafts	(2,572)	(981)
Payment of common stock dividends	(2,058)	(2,066)
Purchases of treasury stock	(201)	—
Payments for tax withheld on share-based compensation	(50)	(325)
NET CASH USED IN FINANCING ACTIVITIES	(21,439)	(20,669)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	3,880	(32,027)
Cash and cash equivalents and restricted cash at beginning of period	120,772	115,242
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$124,652	$83,215

NONCASH INVESTING ACTIVITIES
Equipment financed	$121	$694
Accruals for equipment received	$883	$440

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended
	March 31
	2018		2017
	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$482,115		$464,356

ArcBest	181,933		152,876
FleetNet	47,759		40,238
Total Asset-Light	229,692		193,114

Other and eliminations	(11,806)		(6,382)
Total consolidated revenues	$700,001		$651,088

OPERATING EXPENSES(1)
Asset-Based(2)
Salaries, wages, and benefits	$269,779	56.0%	$279,380	60.2%
Fuel, supplies, and expenses	62,193	12.9	58,390	12.6
Operating taxes and licenses	11,756	2.4	11,823	2.5
Insurance	6,628	1.4	7,118	1.5
Communications and utilities	4,521	0.9	4,517	1.0
Depreciation and amortization	20,930	4.3	20,519	4.4
Rents and purchased transportation	46,133	9.6	46,426	10.0
Shared services(2)	45,607	9.4	43,503	9.4
Gain on sale of property and equipment	(133)	—	(617)	(0.1)
Other	1,299	0.3	1,505	0.3
Restructuring costs(3)	—	—	140	—
Total Asset-Based	468,713	97.2%	472,704	101.8%

ArcBest(2)
Purchased transportation	148,372	81.6%	121,987	79.8%
Supplies and expenses	3,230	1.8	3,670	2.4
Depreciation and amortization(4)	3,408	1.9	3,266	2.1
Shared services(2)	21,868	12.0	19,586	12.9
Other	1,881	1.0	2,464	1.6
Restructuring costs(3)	9	—	810	0.5
	178,768	98.3%	151,783	99.3%
FleetNet	46,238	96.8%	39,217	97.5%
Total Asset-Light	225,006		191,000

Other and eliminations(5)	(6,443)		(2,716)
Total consolidated operating expenses	$687,276	98.2%	$660,988	101.5%

OPERATING INCOME (LOSS)(1)
Asset-Based	$13,402		$(8,348)

ArcBest	3,165		1,093
FleetNet	1,521		1,021
Total Asset-Light	4,686		2,114

Other and eliminations(5)	(5,363)		(3,666)
Total consolidated operating income (loss)	$12,725		$(9,900)

1)

In accordance with an amendment to ASC Topic 715, Compensation – Retirement Benefits, which the Company retrospectively adopted effective January 1, 2018, the components of net periodic benefit cost other than service cost are presented within Other Income (Costs) in the consolidated financial statements for all periods presented and, therefore, excluded from the presentation of operating segment data within this table. The detail of the Company’s net periodic benefit costs are presented in Note F to the consolidated financial statements included in Part I, Item I of the Company’s first quarter 2018 Quarterly Report on Form 10-Q.

2)

The presentation of segment expenses allocated from shared services was modified during third quarter 2017 and reclassifications have been made to the prior period operating segment expenses to conform to the current year presentation. Previously, expenses allocated from company-wide functions were categorized in individual segment expense line items by type of expense. Allocated expense is now presented on a single “Shared services” line within the Company’s operating segment disclosures. There was no impact on each segment’s total expenses as a result of the reclassifications.

3)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
4)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
5)

“Other” corporate costs include $0.4 million and $0.7 million of restructuring charges for the three months ended March 31, 2018 and 2017, respectively. (See Segment Operating Income Reconciliations of GAAP to Non-GAAP Financial Measures table.) Other corporate costs also include additional investments to provide an improved platform for revenue growth and for offering ArcBest services across multiple operating segments.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures. We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios, such as Adjusted EBITDA, utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, using these measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance, because it excludes amortization of acquired intangibles and software of the Asset-Light businesses, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our Second Amended and Restated Credit Agreement. Other companies may calculate EBITDA differently; therefore, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended
	March 31
	2018	2017
	(Unaudited)
	($ thousands, except per share data)
ArcBest Corporation - Consolidated

Operating Income (Loss)
Amounts on GAAP basis	$12,725	$(9,900)
Restructuring charges, pre-tax(1)	376	1,631
Non-GAAP amounts	$13,101	$(8,269)

Net Income (Loss)
Amounts on GAAP basis	$9,954	$(7,407)
Deferred tax adjustment for 2017 Tax Reform Act(2)	(2,591)	—
Impact of 2017 Tax Reform Act on current tax expense(2)	(59)	—
Restructuring charges, after-tax(1)	277	991
Nonunion pension expense, including settlement, after-tax(3)	1,520	1,171
Life insurance proceeds and changes in cash surrender value	(114)	(580)
Tax benefit from vested RSUs(4)	(20)	(75)
Alternative fuel tax credit(5)	(1,203)	—
Non-GAAP amounts	$7,764	$(5,900)

Diluted Earnings (Loss) Per Share
Amounts on GAAP basis	$0.37	$(0.29)
Deferred tax adjustment for 2017 Tax Reform Act(2)	(0.10)	—
Impact of 2017 Tax Reform Act on current tax expense(2)	—	—
Restructuring charges, after-tax(1)	0.01	0.04
Nonunion pension expense, including settlement, after-tax(3)	0.06	0.05
Life insurance proceeds and changes in cash surrender value	—	(0.02)
Tax benefit from vested RSUs(4)	—	—
Alternative fuel tax credit(5)	(0.05)	—
Non-GAAP amounts	$0.29	$(0.22)

1)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
2)

Impact on current and deferred income tax expense as a result of recognizing a reasonable estimate of the tax effects of the Tax Cuts and Jobs Act (“2017 Tax Reform Act”) that was signed into law on December 22, 2017.

3)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as an amendment to terminate the nonunion defined benefit pension plan with a termination date of December 31, 2017 was executed in November 2017. Plan participants will have an election window in which they can choose any form of payment allowed by the plan for immediate commencement of payment or defer payment until a later date with pension settlements related to the plan termination likely to occur in the second half of 2018.

4)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax benefit during the three months ended March 31, 2018.
5)	Represents the amount of the alternative fuel tax credit related to the year ended December 31, 2017 which was recorded in first quarter 2018 due to the February 2018 retroactive reinstatement.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended March 31, 2018
			Income	Income
		Other	Before	Tax
	Operating	Income	Income	Provision	Net	Effective Tax
	Income	(Costs)	Taxes	(Benefit)	Income	(Benefit) Rate
Amounts on GAAP basis	$12,725	$(3,734)	$8,991	$(963)	$9,954	(10.7)%
Deferred tax adjustment for 2017 Tax Reform Act(1)	—	—	—	2,591	(2,591)	—
Impact of 2017 Tax Reform Act on current tax expense(1)	—	—	—	59	(59)	—
Restructuring charges(2)	376	—	376	99	277	26.3
Nonunion pension expense, including settlement(3)	—	2,046	2,046	526	1,520	25.7
Life insurance proceeds and changes in cash surrender value	—	(114)	(114)	—	(114)	—
Tax benefit from vested RSUs(4)	—	—	—	20	(20)	—
Alternative fuel tax credit(5)	—	—	—	1,203	(1,203)	—
Non-GAAP amounts	$13,101	$(1,802)	$11,299	$3,535	$7,764	31.3%

	Three Months Ended March 31, 2017
			Loss	Income
		Other	Before	Tax
	Operating	Income	Income	Provision	Net	Effective Tax
	Loss	(Costs)	Taxes	(Benefit)	Loss	(Benefit) Rate
Amounts on GAAP basis	$(9,900)	$(2,747)	$(12,647)	$(5,240)	$(7,407)	(41.4)%
Restructuring charges(2)	1,631	—	1,631	640	991	39.2
Nonunion pension expense, including settlement(3)	—	1,916	1,916	745	1,171	38.9
Life insurance proceeds and changes in cash surrender value	—	(580)	(580)	—	(580)	—
Tax benefit from vested RSUs(4)	—	—	—	75	(75)	—
Non-GAAP amounts	$(8,269)	$(1,411)	$(9,680)	$(3,780)	$(5,900)	39.0%

1)

Impact on current and deferred income tax expense as a result of recognizing a reasonable estimate of the tax effects of the Tax Cuts and Jobs Act (“2017 Tax Reform Act”) that was signed into law on December 22, 2017.

2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
3)

Nonunion pension expense is presented as a non-GAAP adjustment with pension settlement expense, for all periods presented, because expenses related to the plan have been excluded from the financial information management uses to make operating decisions, as an amendment to terminate the nonunion defined benefit pension plan with a termination date of December 31, 2017 was executed in November 2017.

4)	The Company recognized the tax impact for the vesting of share-based compensation resulting in excess tax benefit during the three months ended March 31, 2018.
5)	Represents the amount of the alternative fuel tax credit related to the year ended December 31, 2017 which was recorded in first quarter 2018 due to the February 2018 retroactive reinstatement.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended
	March 31
	2018		2017
Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$13,402	97.2%	$(8,348)	101.8%
Restructuring charges(1)	—	—	140	—
Non-GAAP amounts	$13,402	97.2%	$(8,208)	101.8%

Asset-Light

ArcBest
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$3,165	98.3%	$1,093	99.3%
Restructuring charges(1)	9	—	810	(0.5)
Non-GAAP amounts	$3,174	98.3%	$1,903	98.8%

FleetNet
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$1,521	96.8%	$1,021	97.5%
Restructuring charges(1)	—	—	—	—
Non-GAAP amounts	$1,521	96.8%	$1,021	97.5%

Total Asset-Light
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$4,686	98.0%	$2,114	98.9%
Restructuring charges(1)	9	—	810	(0.4)
Non-GAAP amounts	$4,695	98.0%	$2,924	98.5%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(5,363)		$(3,666)
Restructuring charges(1)	367		681
Non-GAAP amounts	$(4,996)		$(2,985)

1)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

	Three Months Ended
	March 31
	2018	2017
	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated

Net Income (Loss)	$9,954	$(7,407)
Interest and other related financing costs	2,059	1,315
Income tax benefit	(963)	(5,240)
Depreciation and amortization	26,486	25,394
Amortization of share-based compensation	1,870	1,731
Amortization of net actuarial losses of benefit plans and pension settlement expense	1,528	3,037
Restructuring charges(1)	376	1,631
Consolidated Adjusted EBITDA	$41,310	$20,461

1)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

	Three Months Ended March 31
	2018				2017
		Depreciation				Depreciation
	Operating	and	Restructuring	Adjusted	Operating	and	Restructuring	Adjusted
	Income	Amortization	Charges(2)	EBITDA	Income	Amortization	Charges(2)	EBITDA
	(Unaudited)
	($ thousands)
Asset-Light

ArcBest(3)	$3,165	$3,408	$9	$6,582	$1,093	$3,266	$810	$5,169
FleetNet	1,521	279	—	1,800	1,021	280	—	1,301
Total Asset-Light	$4,686	$3,687	$9	$8,382	$2,114	$3,546	$810	$6,470

2)	Restructuring charges relate to the realignment of the Company’s organizational structure as announced on November 3, 2016.
3)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended
	March 31
	2018	2017	% Change
	(Unaudited)
Asset-Based

Workdays	63.5	64.0

Billed Revenue(1) / CWT	$32.10	$29.47	8.9%

Billed Revenue(1) / Shipment	$412.14	$355.86	15.8%

Shipments	1,183,256	1,316,918	(10.1%)

Shipments / Day	18,634	20,577	(9.4%)

Tonnage (Tons)	759,556	795,175	(4.5%)

Tons / Day	11,962	12,425	(3.7%)

1)

Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

Year Over Year % Change
Three Months Ended
March 31, 2018
(Unaudited)
ArcBest(2)

Revenue / Shipment	23.8%

Shipments / Day	(5.9%)

2)

Presentation of operating statistics for the ArcBest segment has been revised to reflect the segment’s combined operations, including the expedite, truckload, and truckload-dedicated operations for which statistics were previously reported, as well as other service offerings of the segment.

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